                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                            ------------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report:                December 20, 1996
               -------------------------------------------------
                       (Date of earliest reported event)


                      ALCOHOL SENSORS INTERNATIONAL, LTD.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   New York                     0-26998                      11-3104480
---------------               -----------                  -------------
(State of other               (Commission                  (IRS Employer
jurisdiction of                 File No.)                Identification No.)
incorporation)


11 Oval Drive
Islandia, New York                                                 11722
---------------------------------------                         ----------
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number including area code (516) 342-1515

Item 2.       Acquisition of Assets

         On December 20, 1996, Alcohol Sensors International, Ltd. ("ASI") entered into and consummated an agreement with American International Insurance Company, a subsidiary of American International Group, whereby ASI received $2,500,000 in exchange for the issuance of 833,333 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 833,333 Warrants, pursuant to a Convertible Stock and Warrant Purchase Agreement, a copy of which is annexed hereto as exhibit 1.

         Other documents which were executed as part of this transaction include a Registration Rights Agreement, Shareholders Agreement and Warrant Certificate, copies of which are annexed hereto as exhibits 2, 3 and 4 respectively.

         In addition, copies of the Certificate of Amendment to the Certificate of Incorporation, creating the aforementioned Series of Preferred Stock, is attached hereto as exhibit 5.

         Pursuant to the terms of the Series A Stock and Warrant Purchase Agreement, American International Insurance Company purchased 833,333 shares of Series A Convertible Preferred Stock, and 833,333 Common Stock Purchase Warrants for $2,500,000.

         Pursuant to the terms of the documents, the Stated Value of the Shares of Series A Preferred Stock is $3.00 per share. The Series A Preferred Stock is convertible at the option of the holder at a conversion price per share equal to $4.50, subject to adjustment. Upon conversion of the Series A Preferred Stock in full, 555,556 shares of Common Stock , par value $.001 per share, would be issued.

         In addition, the Series A Preferred Stock contains an automatic conversion feature, pursuant to which the number of fully paid and nonassessable shares of Common Stock into which such shares of Series A Preferred Stock would have been convertible in the event of the heretofore described optional conversion. This automatic conversion shall occur upon the twentieth day during any period of thirty consecutive days on which the closing price is at least $8.00 per share.

         ASI shall accrue to holders of the Series A Preferred Stock cash dividends at the rate of 9% per annum (compounded semi-annually) on such shares, whether or not declared, that remain unpaid beyond the next succeeding dividend payment date; provided, however, that ASI, shall, at its option, be entitled to issue additional shares of Series A Preferred Stock in lieu of cash in respect of dividends payable on or prior to the first four dividend payment dates occurring after the initial issuance date. The Dividends shall be payable semi-annually in arrears when declared by the Board of Directors of the Corporation, on June 30 and December 31 of each year.

         Pursuant to the terms of the Convertible Preferred Stock and Warrant Purchase Agreement, ASI issued 833,333 Common Stock Purchase Warrants. Each Warrant entitles the holder thereof to purchase from ASI, at any time prior to 5:00 p.m., New York City time, on December 20, 1998, one duly authorized, validly issued, fully paid and non assessable share of the Common Stock, par value $.001 per share ("Common Stock"), of the Company (ASI), at a purchase price of $5.50 per share, subject to the terms and conditions contained within the Warrant Certificate.

         Also executed in conjunction with this transaction was a Shareholders Agreement among ASI, American International Insurance Company and members of ASI's management. Pursuant to the terms of such Shareholders Agreement, the holders of the Series A Preferred Stock, voting separately as a class, shall have the exclusive right to elect one director to the Board of Directors of ASI as long as at least 250,000 shares of Series A Preferred Stock are outstanding. This exclusive right to elect one director shall remain in effect if, at any time, less than 250,000 shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), but American International Insurance Company then holds in excess of 166,666 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalization and like occurrences.)

         Other terms included in the Shareholders Agreement contain a restricted period, for a term of two years, within which the Existing Shareholders ( management) agree with the Company (ASI) and American International Insurance Company, and with each other Shareholder, that they will not, directly or indirectly, transfer any Capital Stock of the Company, except for certain exceptions as listed in the Shareholders Agreement.

         The Shareholders Agreement also provides to American International Insurance Company, a right of first refusal to purchase a pro rata share of new securities that the Company may, from time to time, propose to sell and issue.

         Additionally, the Registration Rights Agreement provided American International Insurance Company, with the right to request ASI to effect the registration under the Securities Act of Registrable Securities.

         In addition, a Certificate of Amendment to the Certificate of Incorporation of ASI was previously filed authorizing the Company to issue 3,000,000 Convertible Preferred Shares. At the closing of this transaction, a subsequent Certificate of Amendment was executed and filed, designating 833,333 shares as Series A Preferred Stock.

         As previously indicated, copies of all documents executed pursuant to the aforementioned transaction, have been annexed as exhibits. The foregoing descriptions of such documents are summaries only and qualified in their entirety by reference to such documents, each of which has been filed as an exhibit hereto.

                                   SIGNATURE
                                   ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        ALCOHOL SENSORS INTERNATIONAL, LTD.
                                        -----------------------------------
                                                  Registrant


                                        /s/ Steven A. Martello
                                        -----------------------------------
                                            Steven A. Martello,
                                            Chief Operating Officer


Dated: December 20, 1996

Item 7.                Financial Statements and Exhibits

                       (a)   N/A

                       (b)   Pro Forma Financial Information

                      ALCOHOL SENSORS INTERNATIONAL, LTD.

                       PROFORMA CONDENSED BALANCE SHEETS

                                  (UNAUDITED)



                                                                                                 Proforma
                                                          September 30,        ProForma        September 30,
                                                              1996            Adjustments          1996
                                                              ----            -----------      -------------
         ASSETS
Current assets:
      Cash and cash equivalents......................        $244,306         $2,450,000 (A)     $2,694,306
      Certificate of deposit.........................         500,000                               500,000
      Accounts receivable............................         104,607                               104,607
      Inventory......................................         515,174                               515,174
      Prepaid expenses...............................         118,243                               118,243
                                                           ----------         ----------         ----------
         Total current assets........................       1,482,330          2,450,000          3,932,330
Fixed assets-net.....................................         370,487                               370,487
Other assets ........................................          23,084                                23,084
                                                           ----------         ----------         ----------
             TOTAL...................................      $1,875,901         $2,450,000         $4,325,901
                                                           ==========         ==========         ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses                  $622,104                              $622,104
      Deposits.......................................          34,114                                34,114
      Due to officers/stockholders...................         132,782                               132,782
      Notes payable..................................         500,000                               500,000
                                                           ----------                            ----------
         Total current liabilities...................       1,289,000                             1,289,000
                                                           ----------                            ----------

      STOCKHOLDERS' EQUITY
Preferred Series A Cumulative
      Non-redeemable convertible preferred stock
      stock 3,000,000 shares authorized
      833,333 issued and outstanding.................                         $2,500,000 (A)     $2,500,000
Common stock $.001 par value, 25,000,000 shares
      authorized, 8,576,196 issued and outstanding
      September 30, 1996.............................           8,576                                 8,576
Additional paid-in capital...........................      10,626,883            (50,000)(A)     10,576,883
Accumulated deficit..................................     (10,048,558)                --        (10,048,558)
                                                           ----------         ----------         ----------

         Total stockholders' equity..................         586,901          2,450,000          3,036,901
                                                           ----------         ----------         ----------
             TOTAL...................................      $1,875,901         $2,450,000         $4,325,901
                                                           ==========         ==========         ==========


(A) To reflect the issuance of 833,333 shares of Preferred Series A.